UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 3, 2009

THE CENTER FOR WOUND HEALING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51317	87-0618831
State of	Commission	IRS Employer
Incorporation	File Number	Identification Number

155 White Plains Road, Suite 200, Tarrytown, NY 10591
Address of principal executive offices

Registrant’s telephone number: (914) 372-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 4.02 -- Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 3, 2009, the Board of Directors of The Center For Wound Healing, Inc. (the “Company”) concluded, based on the recommendation of management, that the Company’s consolidated financial statements for the quarter ended March 31, 2008 included in the Company’s Quarterly Report on Form 10-QSB (“2008 Form 10-QSB”)and in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2008 (“2008 Form 10-KSB”)(the “2008 Financial Statements”), need to be restated as described below and that investors should no longer rely upon those consolidated financial statements. The Company will file an amendment to the 2008 Form 10-QSB and 2008 Form 10-KSB to restate the 2008 Financial Statements as soon as practicable. The Company’s Board of Directors also concluded, based on the recommendation of management, that the Company’s consolidated financial statements for the quarterly periods ended September 30, 2008, December 31, 2008 and March 31, 2009 (the “2009 Financial Statements”) included in its quarterly reports filed on Forms 10-Q for quarterly and year-to-date periods (“2009 Forms 10-Q”), need to be restated as described below and that investors should also no longer rely upon the 2009 Financial Statements.

During the preparation of its consolidated financial statements for the fiscal year ended June 30, 2009, the Company discovered that the initial recording of a financing transaction entered into on March 31, 2008 had incorrectly accounted for certain elements of the transaction related to the pricing of warrants to purchase shares of the Company’s common stock, the amortization of costs associated with such financing, and the issuance of appropriate number of warrants to a former debt holder and to Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P. (collectively, the “Bison Capital Entities”), with which the Company consummated a financing transaction on March 31, 2008. Specifically, it was determined that interest expense was overstated, shareholders’ equity was understated, and long-term liabilities and other assets were overstated.  In conjunction with its review of its accounting for warrants as described above, the Company has issued warrants to purchase an additional 3,093,750 shares of common stock to the former debt holder, which warrants were required to be issued as a result of a January 2008 private financing that the Company undertook with other investors, and the exercise price of all of the warrants held by such former debt holder has been adjusted to $2.00 per share, and the Company also issued warrants to purchase an additional 773,438 shares of common stock to the Bison Capital Entities in accordance with the warrant agreement between the Bison Capital Entities and the Company.

The approximate aggregate effect will be to decrease the Company’s consolidated net loss by $0.460 million for the year ended June 30, 2008, and by $0.8 million for the nine months ended March 31, 2009, and to increase the Company’s consolidated stockholders’ equity by $4.0 million at June 30, 2008, and $4.8 million at March 31, 2009.

The Company’s management and Board of Directors have discussed their findings and conclusions with respect to the 2008 Financial Statements and the 2009 Financial Statements with Eisner LLP, the Company’s current independent registered public accounting firm, and with the Company’s former auditors, who concur with the restatement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2009

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer